--------------------------------------------------------------------------------

                               SCHEDULE 14A INFORMATION

                      PROXY STATEMENT PURSUANT TO SECTION 14(A)
                        OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   /X/
Filed by a Party other than the Registrant   / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        DIVERSIFIED CORPORATE RESOURCES, INC.
                   (Name of Registrant as Specified in its Charter)

                                    M. TED DILLARD
                                    PRESIDENT AND
                                      SECRETARY
                        DIVERSIFIED CORPORATE RESOURCES, INC.
                        12801 N. CENTRAL EXPRESSWAY, SUITE 350
                                 DALLAS, TEXAS 75243
                      (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 Per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i), or 14a-6(j)(2).
/ /  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

          * Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
                                  ----------------------------------------------
     2)   Form Schedule or Registration Statement No.:
                                                       -------------------------
     3)   Filing Party:
                        --------------------------------------------------------
     4)   Date Filed:
                      ----------------------------------------------------------


--------------------------------------------------------------------------------

                                    April 30, 1998





Dear Shareholder:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Diversified Corporate Resources, Inc. (the "Company"), which will be held at Sheraton Park Central located at 12720 Merit Drive, Dallas, Texas 75251 on June 10, 1998 at 10:00 a.m. Central Time.

     At the Annual Meeting, you will be asked to consider and vote upon the following: (1) the election of five directors to hold office until the next annual election of directors by shareholders or until their respective successors shall have been duly elected and shall have qualified, (2) to approve the amendment to the Diversified Corporate Resources, Inc. Amended and Restated 1996 Nonqualified Stock Option Plan, amended to increase the number of shares from 450,000 to 500,000 and to modify the transferability provisions contained therein as described in the attached Proxy Statement, (3) to approve the Diversified Corporate Resources, Inc. 1998 Nonqualified Stock Option Plan, and
(4) the transaction of any and all other business that may properly come before the meeting or any adjournment(s) thereof.

     Whether or not you plan to attend the meeting, please date, sign, and return the enclosed proxy for your shares of stock in the enclosed prepaid envelope. Your cooperation in returning your executed proxy promptly is appreciated. If you do attend the meeting, you may vote in person, which will effectively revoke any proxy previously submitted.

                                   Sincerely,



                                   J. Michael Moore
                                   CHAIRMAN OF THE BOARD AND
                                   CHIEF EXECUTIVE OFFICER

                        DIVERSIFIED CORPORATE RESOURCES, INC.
                        12801 N. CENTRAL EXPRESSWAY, SUITE 350
                                   DALLAS, TX 75243

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               TO BE HELD JUNE 10, 1998

TO THE SHAREHOLDERS:

     You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Diversified Corporate Resources, Inc. (the "Company") to be held at Sheraton Park Central located at 12720 Merit Drive, Dallas, Texas 75251 on Wednesday, June 10, 1998 for the following purposes:

1. To elect five directors of the Company to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified.

2. To approve the amendment to the Diversified Corporate Resources, Inc. Amended and Restated Nonqualified 1996 Stock Option Plan, amended to increase the number of shares from 450,000 to 500,000 and to modify the transferability provisions contained therein as described in the attached Proxy Statement.

3. To approve the Diversified Corporate Resources, Inc. 1998 Nonqualified Stock Option Plan.

4. The transaction of any and all other business that may properly come before the meeting or any adjournment(s) thereof.


     Holders of record of the Company's Common Stock at the close of business on April 27, 1998, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) thereof. The stock transfer books will not be closed. A list of shareholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for ten (10) days prior to the Annual Meeting.

     You are cordially invited to attend the Annual Meeting; WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, HOWEVER, YOU ARE URGED TO MARK, SIGN, DATE, AND MAIL THE ENCLOSED FORM OF PROXY PROMPTLY SO THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. Your proxy will be returned to you if you are present at the Annual Meeting and request its return in the manner provided for revocation of proxies on the initial page of the enclosed proxy statement.

                                   By Order of the Board of Directors,


                                   M. TED DILLARD
                                   SECRETARY
Dallas, Texas
April 30, 1998

                        DIVERSIFIED CORPORATE RESOURCES, INC.
                        12801 N. CENTRAL EXPRESSWAY, SUITE 350
                                 DALLAS, TEXAS 75243

                                   PROXY STATEMENT
                                         FOR
                         1998 ANNUAL MEETING OF SHAREHOLDERS

                                     JUNE 10, 1998

                           -------------------------------


                       SOLICITATION AND REVOCABILITY OF PROXIES

     The enclosed form of proxy is solicited by the Board of Directors of Diversified Corporate Resources, Inc. (the "Company") to be used at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the "Notice") and at any adjournment(s) thereof. WHEN PROXIES IN THE ACCOMPANYING FORM ARE PROPERLY EXECUTED AND RECEIVED, THE SHARES REPRESENTED THEREBY WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE DIRECTIONS NOTED THEREON; IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND IN FAVOR OF THE OTHER PROPOSALS SET FORTH IN THE NOTICE.

     The executive offices of the Company are located at, and the mailing address of the Company is, 12801 North Central Expressway, Suite 350, Dallas, Texas 75243.

     Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

     This proxy statement (the "Proxy Statement") and accompanying form of proxy are being mailed on or about May 10, 1998. The Company's Annual Report is enclosed herewith, but does not form any part of the materials for solicitation of proxies.

     The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by giving written notice of revocation to the Secretary of the Company at the Company's principal executive offices or by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting in person. However, no such revocation shall be effective until the Company at or before the Annual Meeting has received such notice. Such revocation will not affect a vote on any matters taken prior to receipt of such revocation. Mere attendance at the Annual Meeting will not of itself revoke the proxy.

     In addition to the solicitation of proxies by use of the mail, directors, officers, and regular employees of the Company may solicit the return of proxies, either by mail, telephone, telegraph, or through personal contact. Such directors, officers, and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries will, in connection with shares of Common Stock, par value $.10 per share (the "Common Stock"), registered in their names, be requested to forward solicitation material to the beneficial owners of such shares of Common Stock.

     The cost of preparing, printing, assembling, and mailing the Annual Report, the Notice, this Proxy Statement, and the enclosed form of proxy, as well as the cost of forwarding solicitation materials to the beneficial owners of shares of Common Stock, and other costs of solicitation, are to be borne by the Company.

                        VOTING SECURITIES OUTSTANDING; QUORUM

     The record date for the determination of shareholders entitled to notice of and vote at the Annual Meeting was the close of business on April 27, 1998 (the "Record Date"). At the close of business on the Record Date there were 2,747,597 shares of Common Stock issued and outstanding, each of, which is entitled to one vote on all matters properly, brought before the Annual Meeting. Shareholders have no cumulative voting rights.

     The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote as of the Record Date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are treated as present at the Annual Meeting and are, therefore, counted to determine a quorum. If a quorum is not present, the shareholders entitled to vote who are present in person or represented by proxy at the Annual Meeting have the power to adjourn the meeting from time to time, without notice other than an adjournment at the Annual Meeting, until a quorum is present or represented. It is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them for such an adjournment. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

     Assuming the presence of a quorum, the affirmative vote of the holders of (i) a plurality of the shares of Common Stock represented and voting at the Annual Meeting is required for the election of directors and (ii) a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to (a) approve the amendment (the "Amendment") to the Diversified Corporate Resources, Inc. Amended and Restated 1996 Nonqualified Stock Option Plan (the "1996 Plan"), amended to increase the number of shares from 450,000 to 500,000 and to modify the transferability provisions contained therein as described in the Proxy Statement, (b) approve the Diversified Corporate Resources, Inc. 1998 Nonqualified Stock Option Plan, and (c) approve any and all other matters that may properly come before the meeting or any adjournment(s) thereof.

     Abstentions may be specified on all proposals except the election of directors. Abstentions, with respect to any proposal other than the election of directors, will have the same effect as a vote against such proposal. Broker non-votes will have no effect on the outcome of the election of directors, the approval of the amendment to the 1996 Plan or the approval of the 1998 Plan. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 27, 1998 by (i) each person known by the Company to own beneficially five percent or more of the outstanding Common Stock; (ii) each of the Company's directors; (iii) each of the executive officers named in the Summary Compensation Table below; and (iv) all directors and executive officers of the Company as a group. The address of each person listed below is 12801 N. Central Expressway, Suite 350, Dallas, Texas 75243, unless otherwise indicated.

                                                           SHARES BENEFICIALLY
                                                               OWNED(1)(2)
                                                               -----------
      NAME AND ADDRESS OF BENEFICIAL OWNER                  NUMBER     PERCENT
      ------------------------------------                  ------     -------
      DCRI L.P. No. 2, Inc. . . . . . . . . . . . . . .   631,700(3)   22.99%
      J. Michael Moore  . . . . . . . . . . . . . . . .   780,700(4)   27.19%
      M. Ted Dillard  . . . . . . . . . . . . . . . . .   141,500(5)    4.99%
      Samuel E. Hunter. . . . . . . . . . . . . . . . .    17,500(6)      *
      Deborah A. Farrington . . . . . . . . . . . . . .    10,000(7)      *
      A. Clinton Allen  . . . . . . . . . . . . . . . .    10,000(8)      *
      Douglas G. Furra  . . . . . . . . . . . . . . . .    10,500(9)      *
      Anthony J. Bruno  . . . . . . . . . . . . . . . .       600(10)     *
      James L. Woo  . . . . . . . . . . . . . . . . . .     1,160(11)     *
      FMR Corp.   . . . . . . . . . . . . . . . . . . .   253,200(12)   9.22%
      Bricoleur Capital Management, Inc.  . . . . . . .   172,300(13)   6.27%
      All directors and executive officers as a group
        (8 persons)1, 2, 4, 5, 6, 7,  8, 9, 10, 11  . .   971,960      32.42%

     *    Represents less than 1% of outstanding Common Stock.

     1. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below and subject to applicable community property laws.

     2. Except for the percentages of certain parties that are based on presently exercisable options that are indicated in the following footnotes to the table, the percentages indicated are based on 2,747,597 shares of Common Stock issued and outstanding on the Record Date. In the case of parties holding presently exercisable options, the percentage ownership is calculated on the assumption that the shares presently held or purchasable within the next 60 days underlying such options are outstanding.

     3. The shares (the "Shares") were acquired by DCRI L.P. No. 2, Inc. ("No. 2") from Ditto Properties Co. ("DPC") as a result of a series of transactions culminating in March of 1993. DPC has since filed a lawsuit against No. 2 (the "Litigation") in which it is claiming, among other things, that its sale of the Shares to No. 2 in March 1993 pursuant to a stock purchase agreement should be rescinded. DPC has also filed a Schedule 13D claiming that it is the beneficial owner of the Shares based on a successful outcome of DPC's rescission claim.
The litigation is described in the Company's Annual Report on Form 10-K, Item 3. The trial court, however, granted No. 2's motion for summary judgment dismissing DPC's rescission claim.

     No. 2 holds sole voting and investment power with respect to the Shares, subject to the rights retained by Imperial Bank in connection with a loan (the "Imperial Loan") to No. 2, the current balance of which is $1,500,000. No. 2 has granted a security interest to Imperial Bank to secure the Imperial Loan in 375,000 shares of Common Stock. The loan documents relating to the Imperial Loan prohibit No. 2 from selling, transferring or encumbering the Shares without the consent of Imperial Bank, other than a portion of the Shares that may be sold by No. 2 to satisfy the Imperial Loan and other obligations of No. 2. No. 2 has granted an option (the "Hunter Option") to Samuel E. Hunter, a director of the Company, to purchase an aggregate of 20,000 shares of Common Stock at $5.00 per share, which option expires on July 31, 2000. The Shares are subject to a lock-up letter agreement (the "No. 2 Lock-up Letter") with Cruttenden Roth Incorporated ("Cruttenden Roth"), subject to certain limited exceptions, pursuant to which the Shares may not be transferred without the consent of Cruttenden Roth. The No. 2 Lock-up Letter expires on October 1, 1998.

     The address of No. 2 is 12801 North Central Expwy, Suite 260 Dallas, Texas 75243.

     4. Includes the Shares beneficially owned by No. 2 (as J. Michael Moore owns all of the capital stock of No. 2, subject to an option granted to M. Ted Dillard to purchase up to 10% of the outstanding common stock of No. 2 over a four-year vesting schedule) as described above in note 3, and 124,000 shares of Common Stock issuable upon exercise of options within 60 days. The Shares are subject to a lock-up letter agreement (the "Moore Lock-up Letter") with Cruttenden Roth subject to certain limited exceptions, pursuant to which the Shares may not be transferred without the consent of Cruttenden Roth. The Moore Lock-up Letter expires on October 1, 1998.

     5. Includes 84,000 shares of Common Stock issuable upon the exercise of options within 60 days. Pursuant to an agreement between Mr. Moore, Mr. Dillard, and No. 2, Mr. Dillard has the right to acquire a 10% ownership in No. 2, pursuant to a vesting schedule over a four year period. The Shares are subject to a lock-up letter agreement (the "Dillard Lock-up Letter") with Cruttenden Roth subject to certain limited exceptions, pursuant to which the Shares may not be transferred without the consent of Cruttenden Roth. The Dillard Lock-up Letter expires on October 1, 1998.

     6. Includes 12,500 shares of Common Stock issuable upon the exercise of options within 60 days, 5,000 of which were granted pursuant to the 1998 Plan and are, therefore, subject to shareholder approval as provided herein. This number excludes 20,000 shares of Common Stock issuable upon exercise of the Hunter Option. The address of Mr. Hunter is 501 East 87th Street, 17E, New York, New York 10128. The shares are subject to a lock-up letter with Cruttenden Roth pursuant to which the shares may not be transferred, subject to certain limited exceptions, until October 1, 1998.

     7. Consisting of 10,000 shares of Common Stock issuable upon the exercise of options within 60 days, 5,000 of which were granted pursuant to the 1998 Plan and are, therefore, subject to Shareholder approval as provided herein. The address of Ms. Farrington is 929 Park Avenue, New York, New York 10028.

     8. Consisting of 10,000 shares of Common Stock issuable upon the exercise of options within 60 days, all of which were granted pursuant to the 1998 Plan and are, therefore, subject to shareholder approval as provided herein. The address of Mr. Allen is 1280 Massachusetts Avenue, No. 200, Cambridge, Mass. 02138.

     9.   Includes 10,000 shares of Common Stock issuable upon the exercise of
options within 60 days.   The shares are subject to a lock-up letter with
Cruttenden Roth pursuant to which the shares may not be transferred, subject to certain limited exceptions, until October 1, 1998.

     10. The shares are subject to a lock-up letter with Cruttenden Roth pursuant to which the shares may not be transferred, subject to certain limited exceptions, until October 1, 1998.

     11. The shares are subject to a lock-up letter with Cruttenden Roth pursuant to which the shares may not be transferred, subject to certain limited exceptions, until October 1, 1998.

     12.  The address of FMR Corp. is 82 Devonshire St., Boston, MA 02109.

     13. The address of Bricoleur Capital Management, Inc. is 8910 University Center Lane, Suite 570, San Diego, CA 92122.

                                ELECTION OF DIRECTORS
                                     (PROPOSAL 1)

     The Company's Bylaws provide that the number of directors, which shall constitute the whole board, shall be fixed from time to time by resolution of the Board of Directors but shall not be less than one. On April 21, 1998, the number of directors comprising the Board of Directors for the ensuing year was set at five.


     The Board of Directors has nominated for directors the five individuals named below to be elected at the Annual Meeting to hold office until the next annual meeting of shareholders, or until his successor has been duly elected and has qualified. All of the nominees are currently directors of the Company. Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in such proxy to vote the shares represented by such proxy for the election of the following named nominees for the offices of directors of the Company to hold office until the next annual meeting of shareholders or until their respective successors shall have been duly elected and shall have qualified. Information regarding each nominee is set forth in the table and text below.

                                                   PRESENT
                                                OFFICE(S) HELD         DIRECTOR
             NOMINEE               AGE          IN THE COMPANY          SINCE
             -------               ---          --------------         --------
                                              Chairman and Chief
 J. Michael Moore  . . . . . .     51          Executive Officer         1991

                                           President, Secretary and
 M. Ted Dillard  . . . . . . .     45              Treasurer             1991

 A. Clinton Allen  . . . . . .     54                None                1998

 Deborah A. Farrington . . . .     47                None                1997

 Samuel E. Hunter  . . . . . .     62                None                1997

     J. MICHAEL MOORE has served as the Chairman of the Board of Directors of the Company since May 1991. Mr. Moore has served as Chief Executive Officer of the Company since May 1993. He has been President and Chief Executive Officer of United States Funding Group, Inc. a Texas corporation ("USFG"), since 1986.
USFG has been involved in acquiring, from the Resolution Trust Corporation and the Federal Deposit Insurance Corporation, real estate and notes secured primarily by real estate located within the United States. Mr. Moore is the sole shareholder of DCRI L.P. No. 2, Inc., a Texas corporation. See "Principal Shareholders and Stock Ownership of Management."

     M. TED DILLARD has served on the Board of Directors of the Company since August 1991. Mr. Dillard has served as President of the Company since October 1996. Prior to that, he was the Chief Financial Officer of the Company from January 1994 to October 1996. He has been Secretary and Treasurer of the Company since January 1994, and was Controller of the Company from June 1990 to January 1994. Mr. Dillard is also President of Preferred Funding Corporation, a wholly owned subsidiary of the Company. Mr. Dillard is a Certified Public Accountant, Certified Management Accountant and Certified Financial Planner.

     A. CLINTON ALLEN was elected to the Board of Directors on April 21, 1998, by unanimous consent of the Board of Directors. Mr. Allen has been Chairman and Chief Executive Officer of A.C. Allen and Company, an investment banking and consulting firm, since 1987. He also serves on the board of directors of Psychemedics Corporation, Inc., The DeWolfe Companies, Swiss Army Brands Inc., Response U.S.A. Inc. and Image Guided Technologies. He served on the board of directors of Blockbuster Entertainment Corporation from 1986 until the acquisition of the company by Viacom/Paramount in September of 1994. None of such companies is an affiliate of the Company.

     DEBORAH A. FARRINGTON was elected to the Board of Directors of the Company on November 12, 1997, by unanimous vote of the Board of Directors. From 1993 to 1997, Ms. Farrington served as Co-Chairman of Victory Ventures LLC and President and Chief Executive Officer of its predecessor Victory Capital, LLC, both venture capital companies in New York City. From 1993 to 1996, Ms. Farrington also served as Chairman of the Board of Staffing Resources Inc. a Dallas Texas based staffing services company. From 1991 to 1993, she served as Executive Vice President and a director of Tigera Group, Inc.; a NASDAQ listed company, where she also served as Co-Chairman of the Board from 1995 to 1996. Ms. Farrington is also engaged in various other business activities.

     SAMUEL E. HUNTER was elected to the Board of Directors of the Company on February 28, 1997, by unanimous vote of the Board of Directors. Since October 1, 1997 Mr. Hunter has served as Senior Vice President of sales for OptiMark Technologies, Inc., an electronic trading network. From 1993 to 1997, he served as managing director for equities trading for Ormes Capital Markets, Inc. in New York City. From 1989 to 1993, he served as managing director of Invemed Associates in New York City. Mr. Hunter is also engaged in various other business activities.

     None of the nominees is related to any other nominee or to any executive officer or director of the Company by blood, marriage or adoption (except relationships, if any, more remote than first cousin).

                          BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held six (6) regularly scheduled meetings during the year ended December 31, 1997. In addition, the Board of Directors acted two (2) times by unanimous written consent during the year ended December 31, 1997. During the year ended December 31, 1997, all persons who were directors of the Company during that time attended 100% of the total number of meetings of the Board of Directors.

     Working committees of the Board include the Audit Committee and the Compensation Committee. The Board of Directors does not have a standing Nominating Committee.

     AUDIT COMMITTEE. The Company established an Audit Committee on April 10, 1997, which currently consists of Ms. Farrington, Mr. Hunter and Mr. Allen. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. During 1997, the Audit Committee did not hold any regularly-scheduled meetings.

     COMPENSATION COMMITTEE. The Company established a Compensation Committee on April 10, 1997, which currently consists of Mr. Allen, Ms. Farrington and Mr. Hunter. The Chairman of the Compensation Committee is Mr. Allen. The Compensation Committee determines the compensation of the Company's executive officers. During 1997, the Compensation Committee held one meeting.

     OTHER COMMITTEES. The Board of Directors may establish other committees as deemed necessary or appropriate from time to time, including, but not limited to, an Executive Committee of the Board of Directors.

DIRECTOR COMPENSATION

     During 1997, non-employee members of the Board of Directors each received
$1,000 for each Directors' meeting attended.   During 1997, members of the Board
of Directors who were also employees of the Company received $500 for each Directors' meeting attended.

     Effective April 1, 1998, members of the Board of Directors who are employees of the Company no longer receive additional compensation for attending Directors' meetings. Effective April 1, 1998, non-employee members of the Board of Directors receive $2,000 for each Directors' meeting attended. In addition, members of committees will receive $500 for each committee meeting attended.
For serving as the Chairman of the Compensation Committee, Mr. Allen does not receive $500 for each committee meeting attended but does receive $1,000 per month.

     The compensation of employee Directors of the Company is discussed at "Executive Compensation" below.




     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

                                  EXECUTIVE OFFICERS

     The table and text below set forth the name, age, current position and term of office of the Company's executive officers other than those executive officers who are also directors of the Company and for whom such information is set forth above under the caption "Election of Directors."

 NAME                        AGE                     POSITION
 ----                        ---  ----------------------------------------------
 Douglas G. Furra  . . . .   36   Chief Financial Officer

 Anthony J. Bruno  . . . .   62   President, Management Alliance Corporation

 James L. Woo  . . . . . .   47   Executive Vice President, Management Alliance
                                  Corporation

     DOUGLAS G. FURRA has been the Chief Financial Officer of the Company since June 1997. From January 1992 to April 1997, Mr. Furra was the audit manager on the Company's audits by Weaver and Tidwell, L.L.P., the Company's previous independent auditors. Mr. Furra was employed by Weaver and Tidwell, L.L.P. from 1985 until June 1997. Mr. Furra is a Certified Public Accountant. Mr. Furra's employment agreement with the Company expires on May 31, 1999, subject to renewal as described below. See "Employment Agreements and Change in Control Arrangements," below.

     ANTHONY J. BRUNO has been the President of Management Alliance Corporation since August 1996. Prior to that he was a regional Manager of Management Alliance Corporation from June 1995 to August 1996. He has over thirty years of industry experience and is the author of several training manuals, planners and motivational tapes and has held seminars and in-house training sessions all over the country. Mr. Bruno is a Certified Personnel Consultant, Certified Temporary Staffing Specialist, and Certified International Personnel Consultant. He is a recipient of the Hall of Fame Award from the National Association of Personnel Consultants. Mr. Bruno's employment agreement with the Company expires on December 31, 1999, as described below. See "Employment Agreements and Change in Control Arrangements," below.

     JAMES L. WOO has been the Executive Vice President of Management Alliance Corporation, since August 1996. Prior to that time he has been employed by the Company since 1980 in various management positions. Mr. Woo's employment agreement with the Company expires on December 31, 1998, subject to renewal as described below. See "Employment Agreements and Change in Control Arrangements," below.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (the "10% Shareholders"), to file reports of ownership and changes of ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and 10% Shareholders of the Company are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms so filed.

     Based solely on a review of copies of such forms received, the Company believes that, during the last fiscal year, all filing requirements under
Section 16(a) applicable to its officers, directors and 10% Shareholders were timely except for the following forms that were filed late: Mr. Moore filed two Form 4's (reflecting, respectively, four transactions and six transactions); Mr. Dillard filed one Form 4 (reflecting two transactions); Donald A. Bailey, a former director of the Company, failed to file a Form 4 for a transaction that occurred in 1997; Mr. Hunter filed his Form 3 and one Form 4 (reflecting one transaction); Mr. Furra filed his Form 3 and failed to file one Form 4 (reflecting one transaction); Mr. Bruno filed his Form 3 for 1996 and failed to file one Form 4

(reflecting one transaction); Mr. Woo filed his Form 3 for 1995 and failed to file a Form 4 (reflecting one transaction). Messrs. Furra, Bruno and Woo each timely filed a Form 5 in 1998 reflecting their failures to file a Form 4.

                               EXECUTIVE COMPENSATION

     The following table summarizes certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (the "Named Executive Officers"):


                              SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                             COMPENSATION
                                                        ANNUAL COMPENSATION                     AWARDS
                                           ----------------------------------------        ----------------


                                                                                              SECURITIES
                                                                      OTHER ANNUAL            UNDERLYING        ALL OTHER
  NAME AND PRINCIPAL            YEAR     SALARY($)   BONUS ($)(1)  COMPENSATION ($)(2)    OPTIONS/SARS #)(3)  COMPENSATION($)
  ------------------            ----     ---------   ------------  -------------------    ------------------  ---------------
      POSITION
      --------
 J. Michael Moore  . . . . .     1997     $172,196        $54,078              $ 3,000                     -           $    -
   Chairman and Chief            1996      117,000         37,585                1,500               155,000                -
     Executive Officer           1995       87,000          7,996                1,000                50,000                -


 M. Ted Dillard  . . . . . .     1997     $135,664        $45,065              $ 3,000                     -           $    -
   President, Secretary          1996      111,314         27,216                1,500               105,000                -
     and Treasurer               1995       78,000          2,962                1,000                50,000                -


 Douglas G. Furra(4) . . . .     1997     $ 57,500        $20,279              $     -                30,000           $    -
   Chief Financial Officer       1996            -              -                    -                     -                -
                                 1995            -              -                    -                     -                -


 Anthony J. Bruno(5) . . . .     1997    $ 110,000        $27,018              $18,000                12,000           $    -
   President Management          1996       56,625         15,000               50,500                     -                -
     Alliance Corporation        1995            -              -               49,305                     -                -


 James L. Woo(6) . . . . . .    1997      $96,000        $20,263              $     -                10,000           $    -
   Executive Vice-President     1996       96,000         13,188                    -                     -                -
     Management Alliance        1995       81,000              -                    -                     -                -
     Corporation


     (1) Each executive's Bonus is calculated as a percentage of after-tax net income ("Profits"). Bonuses for Messrs. Moore, Dillard and Furra are calculated as a percentage of Profits of the Company's staffing operations. Bonuses for Messrs. Bruno and Woo are calculated as a percentage of Profits of Management Alliance Corporation.

     (2) Includes perquisites and other personal benefits if value is greater than the lesser of $50,000 or 10% of reported salary and bonus. Includes directors fees for each of Mr. Moore and Mr. Dillard of $3,000, $1,500 and $1,000 in 1997, 1996 and 1995, respectively.

     (3) All options granted in 1997 and 1996 were granted pursuant to the 1996 Nonqualified Stock Option Plan.

     (4)  Mr. Furra became the Chief Financial Officer of the Company in June
1997.

     (5) Mr. Bruno became a full-time consultant of the Company in June 1995. Mr. Bruno was named President of Management Alliance Corporation, a wholly owned subsidiary of the Company, in August 1996. Amounts shown under Other Annual Compensation reflect amounts paid to Mr. Bruno in his capacity as a full-time consultant, including a housing allowance of $18,000 and $3,000 in 1997 and 1996, respectively.

     (6) Mr. Woo became the Executive Vice-President of Management Alliance Corporation, a wholly owned subsidiary of the Company, in August 1996.

STOCK OPTION GRANTS DURING 1997

     The following table provides information with respect to the Named Executive Officers concerning the grant of options to acquire Common Stock in 1997.

                                             OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                                         POTENTIAL REALIZABLE
                                                                                                        VALUE OF ASSUMED ANNUAL
                                                                                                         RATES OF STOCK PRICE
                                                         INDIVIDUAL GRANTS                          APPRECIATION FOR OPTION TERM(2)
                                  --------------------------------------------------------------- ----------------------------------

                                                     % OF TOTAL
                                     NUMBER OF      OPTIONS/SARS
                                     SECURITIES      GRANTED TO
                                     UNDERLYING       EMPLOYEES        EXERCISE
                                    OPTIONS/SARS         IN            OR BASE      EXPIRATION
              NAME                 GRANTED (#)(1)    FISCAL YEAR     PRICE ($/SH)      DATE            5% ($)           10% ($)
              ----                 --------------    -----------     ------------   ----------         ------           -------
J. Michael Moore  . . . . . . .                -               -               -             -      $       -         $       -

M. Ted Dillard  . . . . . . . .                -               -               -             -      $       -         $       -

Douglas G. Furra. . . . . . . .           30,000           17.1%             (4)          5-02      $  11,051         $  24,420

Anthony J. Bruno  . . . . . . .           12,000            6.8%             (3)         11-07      $  10,181         $  44,272

James L. Woo  . . . . . . . . .           10,000            5.7%             (3)         11-07      $   8,484         $  36,893


     (1) All of the options granted to Named Executive Officers in 1997 were granted under the 1996 Plan, certain of which are subject to shareholder approval of the Amendment.

     (2) The dollar amounts under these columns represent the potential realizable value of each grant of options assuming that the market price of the Company's Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the Securities and Exchange Commission ("SEC") and, therefore, are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock.

     (3) The options vest 40% on December 31, 1998 and 20% each year thereafter. The options are exercisable at $10.00 per share.

     (4) The options vest 33 1/3% on May 31, 1998, 1999, and 2000. The options vesting on May 31, 1998 are exercisable at $4.00 per share. The options vesting in 1999 and 2000 are exercisable at $8.00 per share.

AGGREGATED STOCK OPTION/SAR EXERCISES DURING 1997 AND STOCK OPTION/SAR VALUES AS OF DECEMBER 31, 1997

     The following table sets forth information with respect to the Chief Executive Officer and the Named Executive Officers concerning the exercise of options during 1997 and unexercised options held as of December 31, 1997:

                  AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                             AND FY-END OPTION/SAR VALUES

                                                                      NUMBER OF SECURITIES
                                                                     UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                                                     OPTIONS/SARS AT FISCAL           IN-THE-MONEY OPTIONS/SARS
                                                                        YEAR END (#)(1)             AT FISCAL YEAR END ($)(1)(2)
                                                                  -----------------------------   --------------------------------
                                  SHARES
                                ACQUIRED ON         VALUE                 EXERCISABLE/                      EXERCISABLE/
         NAME                  EXERCISE (#)      REALIZED ($)            UNEXERCISABLE                      UNEXERCISABLE
         ----                  ------------      ------------            -------------                      -------------
 J. Michael Moore  . . . .           50,000           $55,000           124,000/31,000                       $612,250/$0

 M. Ted Dillard  . . . . .           50,000           $55,000            84,000/21,000                       $414,750/$0

 Douglas G. Furra  . . . .          -                 -                     0/30,000                          $0/$40,000

 Anthony J. Bruno  . . . .          -                 -                     0/12,000                            $0/$0

 James L. Woo  . . . . . .          -                 -                     0/10,000                            $0/$0

     (1) The amounts under the headings entitled "Exercisable" reflect vested options as of December 31, 1997 and the amounts under the headings entitled "Unexercisable" reflect options that have not vested as of December 31, 1997.

     (2)  Values stated are pre-tax and net of cost.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Commission Regulation S-K. No executive officer of the Company served as a member of a compensation committee of another corporation (or other board committee of such company performing similar functions or, in the absence of any such committee, the entire board of directors of such corporation), one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a member of a compensation committee of another corporation (or other board committee of such corporation performing similar functions or, in the absence of any such committee, the entire board of directors), one of whose executive officers served as a director of the Company.

       REPORT FROM THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

     MEMBERSHIP. The Compensation Committee currently consists of three individuals: Mr. Allen (who is the Chairman of the Compensation Committee), Ms. Farrington and Mr. Hunter. During 1997, the Compensation Committee consisted of Donald A. Bailey and Mr. Hunter from the time the Compensation Committee was created in April until Mr. Bailey's resignation on September 30. Ms. Farrington became a member of the Board and of the Compensation Committee on November 12, 1997, and Mr. Allen became a member of the Board and the Chairman of the Compensation Committee on April 21, 1998.

     RESPONSIBILITIES. The Compensation Committee is responsible for establishing the level of compensation of the executive officers of the Company and administering the 1996 Plan and the 1998 Plan. The compensation review and evaluation is conducted by reviewing the overall performance of each individual and comparing the overall performance of the Company with others in its industry, as well as considering general economic and competitive conditions. The financial performance of the Company on a yearly basis and as compared with the Company's New Peer Group (see "Comparative Total Returns," below) and the industry as a whole, the Company's stock price and market share, and the individual performance of each of the executive officers, are among the factors reviewed. No particular weight is assigned to one factor over another.

     GENERAL COMPENSATION POLICY. Our fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. It is our objective to make a substantial portion of each officer's compensation contingent upon the Company's performances as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package is comprised of three elements:
(i) base salary, which reflects individual performance and is designed primarily to be competitive with salary levels of similarly sized companies; (ii) annual variable performance awards payable in cash and tied to the Company's achievement of performance goals; and (iii) long-term stock based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's shareholders. Generally, as an officer's level of responsibility increases, a greater portion of his or her total compensation will be dependent upon Company performance and stock price appreciation rather the base salary.

     EMPLOYMENT AGREEMENTS AND COMPENSATION. The Company is a party to employment agreements with Messrs. Moore, Dillard, Furra, Bruno and Woo. Each of these agreements provides for an annual base salary and certain other benefits. The Compensation Committee has in the past, and may continue in the future to approve salaries above the agreed-upon base salaries based upon the factors listed above. See "Employment Contracts and Change in Control Arrangements," below, for specific information as to the terms of each of these employment agreements. Bonuses for the Company's executive officers are determined by the Compensation Committee on a case-by-case basis. See "--Executive Bonus Plan," below.

     During 1997, all of the Company's executive officers, including the Chief Executive Officer, received salaries averaging 20% over 1996 levels. In comparison to the salary levels of the chief executive officers and presidents of companies within the Company's Peer Group, the salaries of Messrs. Moore and Dillard are below average. Likewise, the salaries of other executives of the Company are lower than the average of those named in the public documents of the Company's Peer Group.

     EXECUTIVE BONUS PLAN. In 1997, as a result of the Company's performance and based upon the factors discussed above, the Compensation Committee established the Company's 1997 Bonus Plan whereby the Company's executive officers and other significant employees (the "Bonus Participants") received bonus compensation based upon a percentage of the after tax net income of the Company and/or its subsidiaries. See "Executive Compensation--Summary Compensation Table," above. In April of 1998, the Compensation Committee again reviewed the performance of each of the Bonus Participants and determined the respective percentages for each Bonus Participant in connection with the Company's 1998 Bonus Plan as follows: (i) 2% and 1.5%, respectively, of the after tax net income of Management Alliance Corporation for each of Messrs.

Bruno and Woo; (ii) 1.5% of the after tax net income of the Company on a consolidated basis for Mr. Furra; and (iii) as described below for each of Messrs. Moore and Dillard.

     CHIEF EXECUTIVE OFFICER. In 1997, the Compensation Committee took note of the successful completion of the Company's public offering and the improvement in sales, net income and the stock price of the Company and the fact that Chief Executive Officer has not received a salary increase since October of 1996. As a result of these factors, in October of 1997 the Compensation Committee approved a performance bonus to the Chief Executive Officer of 3% ($54,078) of the Company's staffing operations' after tax net income for 1997, pursuant to the 1997 Bonus Plan. As a result of the continued improvement in the performance of the Company and the Company's stock price, the Compensation Committee has determined that an increase in the Chief Executive Officer's compensation is warranted in 1998 and that the Chief Executive Officer should be awarded a performance bonus of 3% of the Company's consolidated after tax net income for 1998, pursuant to the Company's 1998 Bonus Plan. Accordingly, the Compensation Committee has increased the annual salary of the Chief Executive Officer to $192,000 effective May 1, 1998.

     PRESIDENT. In 1997, the Compensation Committee took note of the successful completion of the Company's public offering and the improvement in sales, net income and the stock price of the Company and the fact that President has not
received a salary increase since October of 1996.   As a result of these
factors, in October of 1997 the Compensation Committee approved a performance bonus to the President of 2.5% ($45,065) of the Company's staffing operations' after tax net income for 1997, pursuant to the 1997 Bonus Plan. As a result of the continued improvement in the performance of the Company and the Company's stock price, the Compensation Committee has determined that an increase in the President's compensation is warranted in 1998 and that the President should be awarded a performance bonus of 2.5% of the Company's consolidated after tax net income for 1998, pursuant to the Company's 1998 Bonus Plan. Accordingly, the Compensation Committee has increased the annual salary of the President to $162,000 effective May 1, 1998.

     EQUITY COMPENSATION. The executive officers are also granted stock options from time to time under the 1996 Plan and the 1998 Plan. The timing of such grants and the size of the overall option pools and their allocations are determined by the Compensation Committee based upon market conditions and corporate and individual performance. Emphasis is placed on the long-term performance of the Company and is subjective with no particular emphasis being placed on any one factor.

     In order to obtain the services of Mr. Furra, the Compensation Committee granted to Mr. Furra options to purchase 30,000 shares of the Company's common stock, vesting over a three-year period. See "Stock Option Grants During 1997," below. In addition, in order to reward the performance of each of Messrs. Bruno and Woo, the Compensation Committee awarded each of them options to purchase, respectively, 12,000 and 10,000 shares of the Company's Common Stock. See "Stock Options Grants During 1997," below. No stock options were granted during 1997 to the Company's Chief Executive Officer or President. In April 1998, however, the Compensation Committee did approve the award of additional options, over a three year vesting period, under the 1998 Plan, to each of Messrs. Moore, Dillard and Furra in the amounts of 100,000, 66,667 and 10,000, respectively, with the exercise price being the closing price of 12 3/4 on April 28, 1998. Such shares are expressly conditioned upon the approval by the shareholders of the 1998 Plan. In addition, the awards to Messrs. Moore and Dillard are expressly conditioned upon their exercise of options to purchase 124,000 and 84,000 shares, respectively.

     TAX CONSEQUENCES.  The Omnibus Budget Reconciliation Act of 1993 added
Section 162(m) ("Section 162(m)") to the Internal Revenue Code (the "Code"). With certain exceptions, Section 162(m) prevents publicly held corporations, including the Company, from taking a tax deduction for compensation in excess of $1 million paid to the Chief Executive Officer and the four other persons named in the Summary Compensation Table in this Proxy Statement ("Covered Persons"). For purposes of Section 162(m), this limitation will apply to the tax year in which the Company would otherwise take the deduction. For nonqualified stock options the deduction is normally taken in the year the option is exercised. However, Section

162(m) will not apply to limit the deductibility of performance-based compensation exceeding $1 million if (i) paid solely upon attainment of one or more performance goals, (ii) paid pursuant to a performance-based compensation plan adopted by the Compensation Committee, and (iii) the terms of the plan are approved by the shareholders before payment of the compensation.

     The Compensation Committee has reviewed the Company's compensation plans with regard to the deduction limitation contained in Section 162(m). The Compensation Committee believes that option grants under the 1996 Plan (the "1996 Options") do not meet the requirements of Section 162(m) to be considered performance-based compensation. Therefore, Section 162(m) could limit the Company's deduction in any tax year in which a Covered Employee who received 1996 Options exercises some or all of such Covered Employee's 1996 Options and such recipient's total compensation, including the value of the exercised options, exceeds $1 million in that taxable year.

     The Compensation Committee has decided not to alter the Company's compensation plans with respect to existing 1996 Options, but does believe that it is appropriate to permit grants of options to Covered Employees under the 1998 Plan that will meet the deductibility requirements of Section 162(m). The Compensation Committee has therefore recommended to the Board of Directors that the Company adopt the 1998 Plan, and the Board of Directors is therefore submitting the 1998 Plan to the shareholders of the Company for approval.

                         COMPENSATION COMMITTEE

                         A. Clinton Allen
                         Deborah A. Farington
                         Samuel E. Hunter


EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into employment agreements with Messrs. Moore and Dillard that provide that: (i) base compensation payable to Mr. Moore and Mr. Dillard be not less than $150,000 per annum and $125,000 per annum, respectively; (ii) Mr. Moore shall be the Chief Executive Officer of the Company and shall report to the Board of Directors of the Company; (iii) Mr. Dillard shall be the President of the Company and shall report to Mr. Moore; and (iv) both individuals shall have the right to participate in all of the benefit, bonus and incentive compensation plans of the Company and its subsidiaries.
Each employment agreement provides that during such executive's agreement, the Company shall fund a deferred compensation program (the "Deferred Compensation Program") for such executive in the amount of $2,000 and $1,500 per month, respectively. Each employment agreement provides that the term of the employment agreement shall be for a period of three (3) years beginning January 1, 1997 and ending December 31, 1999 (the "Termination Date"). The Termination Date in effect shall be automatically extended for one (1) year unless (i) the employment agreement has already been terminated for a reason permitted thereunder, or (ii) either the Company or the executive gives written notice (the "Non-Renewal Notice") that the employment agreement should not be renewed at least six (6) months in advance of the Termination Date then in effect. Each employment agreement provides that if the executive's employment with the Company is terminated without cause, the Company agrees to pay such executive an amount equal to the base compensation that would have been paid to such executive during the period of the time from the date of termination of such executive's employment with the Company until the Termination Date and for a period of twelve (12) months (the "Extension Period") following the Termination Date. In addition, if the executive's employment is terminated without cause, the executive shall be entitled to receive a pro rata share of any bonus or incentive compensation that such executive would otherwise have been entitled to receive had he remained employed for the entirety of the calendar year involved and shall have 12 months following such termination within which to exercise his options.

     Effective April 30, 1998, the employment agreements of the Chief Executive Officer and the President were amended. The amendments to these employment agreements provide that upon a Special Change in Control (as defined below) of the Company and if the executive's employment with the Company is terminated for any reason other than Voluntary Termination (as defined in the respective employment agreements) or termination for cause (as defined in the respective employment agreements) during the twenty-four (24) month period beginning on the effective date of such change in control, (i) the payments to the executive under the employment agreement for the Extension Period shall be at such times and in such amounts as would have been paid to the executive during the Extension Period had the executive's employment not been terminated and (ii) the Company's obligation to fund the Deferred Compensation Program shall extend until the expiration of the Extension Period.

     With respect to change in control provisions related to stock options, each of the 1996 Plan and the 1998 Plan contains certain change in control provisions. See "Proposal to Amend the Diversified Corporate Resources, Inc. Amended and Restated 1996 Nonqualified Stock Option Plan" and "Proposal to Approve the Diversified Corporate Resources, Inc. 1998 Nonqualified Stock Option Plan," below. In addition, if with respect to any of Messrs. Moore, Dillard or Furra a Special Change in Control occurs and such executive's employment with the Company terminates for any reason other than Voluntary Resignation or Termination for Cause (as defined in the executive's respective Stock Option Agreement), such executive's stock options will become fully vested, notwithstanding any other vesting provisions.

     For this purpose, the term "Special Change in Control" means (i) any person or entity, including a "group" as defined in Section 13(d)(3) of the Exchange Act, other than the Company, a majority-owned subsidiary thereof, or Mr. Moore and any affiliate of Mr. Moore, becomes the beneficial owner (as defined pursuant to Schedule 13(d) under the Exchange Act) of the Company's securities having 25% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company; or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are beneficially owned (as defined pursuant to Section 13(d) of the Exchange Act) in the aggregate by the holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

     The Company has entered into an employment agreement with Mr. Furra that provides that: (i) compensation payable to Mr. Furra of $99,600 per annum; (ii) the term of employment is for one year commencing June 1, 1997, and renewing for a one-year term unless either the Company or Mr. Furra determines not to renew;
(iii) Mr. Furra serves as the Chief Financial Officer of the Company; (iv) Mr. Furra receives options for the purchase of 30,000 shares of Common Stock; and
(v) Mr. Furra has the right to participate in all of the benefit, bonus and incentive compensation plans of the Company and its subsidiaries at the discretion of the Compensation Committee of the Board of Directors. If such employment agreement is terminated without cause, Mr. Furra shall be entitled to receive (i) an amount equal to his then current annual base compensation, payable over a one (1) year period (reduced by the amount of monthly compensation otherwise received by Mr. Furra from other employment) and (ii) a pro rata share of any bonus or incentive compensation that he would otherwise have been entitled to receive had he remained employed by the Company for the entirety of the calendar year involved. Effective May 1, 1998, the annual salary for Mr. Furra has been set at $116,112.

     The Company has entered into an employment agreement with Mr. Bruno that provides that (i) the compensation payable to Mr. Bruno is $110,000 per annum;
(ii) the term of employment is for two (2) years commencing January 1, 1998;
(iii) Mr. Bruno serves as the President of Management Alliance Corporation;
(iv) Mr. Bruno receives a monthly allowance of $2,500 per month ($1,500 of which is at the discretion of the Compensation Committee on a year-to-year basis) until October 1, 1998; (v) Mr. Bruno receives options for the purchase of 12,000 shares of Common Stock pursuant to the 1996 Plan; and
(vi) Mr. Bruno has the right to participate in all other benefits, bonuses and incentive compensation plans of Management Alliance Corporation at the discretion of the Compensation Committee of the Board. If such employment agreement is terminated without cause or due to his death or disability, Mr. Bruno shall be entitled to receive (i) each month an amount equal to Mr. Bruno's base compensation per month for the shorter of (a) the period of six
(6) months following the date of termination of Mr. Bruno's employment with the Company or (b) the period from such termination to December 31, 1999, and
(ii) a pro rata share of any bonus or incentive compensation that Mr. Bruno would otherwise have been entitled to receive had he remained employed by the Company for the entirety of the calendar year involved. Effective April 22, 1998, the annual salary for Mr. Bruno has been set at $121,000.

     The Company has entered into an employment agreement with Mr. Woo that provides that (i) the compensation payable to Mr. Woo is $96,000 per annum;
(ii) the term of employment is for one (1) year commencing January 1, 1998, and renewing for a one (1) year term unless either the Company or Mr. Woo determines not to renew; (iii) Mr. Woo serves as the Executive Vice President of Management Alliance Corporation; (iv) Mr. Woo receives options for the purchase of 10,000 shares of Common Stock pursuant to the 1996 Plan; and (v) Mr. Woo has the right to participate in all other benefits, bonuses and incentive compensation plans of Management Alliance Corporation at the discretion of the Compensation Committee of the Board. If such employment agreement is terminated by Management Alliance Corporation other than for cause, Mr. Woo shall be entitled to receive (i) up to six (6) months' salary and (ii) a pro rata share of any bonus or incentive compensation that Mr. Woo would otherwise have been entitled to receive had he remained employed by the Company for the entirety of the calendar year involved. Effective April 22, 1998, the annual salary for Mr. Woo has been set at $104,000.

                              COMPARATIVE TOTAL RETURNS

PERFORMANCE GRAPH

     The following Performance Graph shows the changes over the five year period from December 31, 1992 to December 31, 1997 in the value of $1,000 invested in:
(1) the Company's Common Stock; (2) the Russell 2000 Index; (3) the common stock of the Old Peer Group (as defined below) of companies, whose returns represent the arithmetic average for such companies and includes such companies in such average only during the years that any of such companies were publicly traded; and (4) the common stock of the New Peer Group (as defined below) of companies, whose returns represent the arithmetic average for such companies and includes such companies in such average only during the years that any of such companies were publicly traded. The values with each investment as of the beginning of each year are based on share price appreciation and the reinvestment with dividends on the respective ex-dividend dates. The change in the Company's performance for the year ended December 31, 1997, results from the price of the Company's Common Stock increasing from $3.25 per share at December 31, 1996 to $8.00 per share at December 31, 1997. Management believes that prior to the Company's recent offering of its common stock in September of 1997, the Company's Common Stock was somewhat illiquid due to a limited public float.




                                       [GRAPH]




     The Old Peer Group consists of the following companies whose businesses, taken as a whole, resemble the Company's activities: Alternative Resources Corp., Data Processing Resources Corp., General Employment Enterprises, Inc., RCM Technologies, Inc., Romac International, Inc., SCB Computer Technology, Inc., and Source Services, Inc.

     In April of 1998, the Compensation Committee, after reviewing the publicly filed documents of the companies in the Old Peer Group, determined that the companies listed in the Old Peer Group did not match the Company in terms of market capitalization and market niche. The Compensation Committee has determined that the following companies (the "New Peer Group") more closely resemble the Company: Butler International, Inc., General Employment Enterprises, Inc, RCM Technologies, Inc., Professional Staffing, PLC, Lamalie Associates, Inc., Comforce Corp., National Technical Systems, Inc., and National TechTeam, Inc.

This graph above assumes $1,000 invested on December 31, 1992 in the Common Stock of the Company, the Russell 2000 Index, the Old Peer Group and the New Peer Group and was plotted using the following data:

                31-Dec-92  31-Dec-93  31-Dec-94  31-Dec-95  31-Dec-96  31-Dec-97
                ---------  ---------  ---------  ---------  ---------  ---------
 Russell 2000    $1,000      $1,030     $1,200     $1,430     $1,650     $1,910

 DCRI            $1,000      $  340     $  340     $  660     $8,550    $21,050

 Old Peer        $1,000      $1,530     $2,450     $4,440     $4,010     $6,540
 Group

 New Peer Group  $1,000     $ 1,880    $ 1,990     $2,150     $4,800     $4,480

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1997 and 1996, the Company paid various expenses on behalf of Mr. Moore or various entities that he controls in the amount of approximately $173,000 and $129,000, respectively. Mr. Moore repaid these amounts in October 1997. The majority of these amounts are related to litigation defense associated with a lawsuit with Ditto Properties, Inc., in connection with the Company being named therein as garnishee. (See the Company's Annual Report on Form 10-K, Item 3.) During 1996, the Company advanced Mr. Moore $31,000, which was represented by notes bearing interest at 10%.

          PROPOSAL TO AMEND THE DIVERSIFIED CORPORATE RESOURCES, INC.
           AMENDED AND RESTATED 1996 NONQUALIFIED STOCK OPTION PLAN
                                     (PROPOSAL 2)

GENERAL

     On April 29, 1998, the Board of Directors approved an amendment (the "Amendment") to the Diversified Corporate Resources, Inc. Amended and Restated 1996 Nonqualified Stock Option Plan (the "1996 Plan") increasing the number of shares reserved for issuance pursuant to the 1996 Plan from 450,000 to 500,000 (the additional shares being the "New Shares") and modifying the transferability provisions contained therein. The purpose of the Amendment is to enable the Company to carry out the grants of options made during 1997 and to be able to continue to obtain and retain the services of the types of employees, officers and directors who will contribute to the Company's long range success and to provide incentives which are linked directly to increases in share value that will inure to the benefit of all shareholders of the Company.

     The Company will register the New Shares under the Securities Act of 1933, as amended (the "1933 Act"). The New Shares issued upon exercise of options after the effective date of such registration could immediately be sold in the open market subject, in the case of affiliates (as defined in Rule 144 under the 1933 Act), to compliance with the provisions of Rule 144 other than the holding period requirement.

     On April 29, 1998, the last sale price of the Common Stock on the American Stock Exchange was $13.00 per share.

     Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock present at the meeting in person or represented by proxy and entitled to vote thereon is necessary in order to approve the adoption of the Amendment. If the shareholders fail to approve the Amendment, the grants of options under the 1996 Plan previously made by the Compensation Committee that are expressly subject to shareholder approval will be rendered null and void. A failure to approve the Amendment will not affect previous grants not conditioned upon shareholder approval. Proxies will be voted for or against such approval in accordance with the specifications marked thereon and, if no specification is made, will be voted in favor of such approval.

DESCRIPTION OF THE COMPANY'S 1996 PLAN

     A summary of the principal provisions of the 1996 Plan is set forth below:

     Options granted under the 1996 Plan will be stock options not intended to qualify for incentive stock option treatment ("Non-Qualified Stock Options" or "Options"). The 1996 Plan is not required to be qualified under Section 401(a) of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

ELIGIBILITY AND PARTICIPATION

     Under the 1996 Plan, Non-Qualified Stock Options may be granted to employees (including officers and directors) of the Company or a parent or subsidiary of the Company (approximately 355 persons at April 29, 1998).

ADMINISTRATION

     The 1996 Plan is administered by the Compensation Committee of the Company or, in the absence of a Compensation Committee, by a committee composed of one or more officers of the Company selected by the Board of Directors. Subject to the provisions of the 1996 Plan, the Committee has authority to determine all terms and provisions under which Options are granted pursuant to the 1996 Plan, including, without limitation, (i) the number of shares subject to each Option,
(ii) when the Option becomes exercisable, (iii) the vesting schedule for each grant, (iv) the exercise price and (v) the duration of the Option, which cannot exceed ten years.

TRANSFERABILITY

     Without giving effect to the Amendment, an Option granted under the 1996 Plan is not transferable by the optionee except by will or by the laws of descent and distribution and is exercisable during the lifetime of the optionee only while the optionee is in the employ of the Company or within specified periods of time after termination of employment.

     Pursuant to the Amendment, transferability, provisions will be contained in each optionee's stock option agreement as determined by the Compensation Committee on a case-by-case basis. It is the present intent of the Compensation Committee to permit, in addition to transfers by wills and by the laws of descent and distribution, the pledging of options for the sole purpose of exercising the Options, subject to the limitations deemed by the Compensation Committee to be appropriate.

CHANGE IN CONTROL TRANSACTIONS

     Each Option outstanding shall terminate upon (i) a merger or consolidation in which the Company is not the surviving entity, or (ii) a sale or transfer of all or substantially all of the capital stock or assets of the Company to any entity or person that is not a parent or subsidiary and the Company is not the surviving entity (each such transaction collectively referred to as a "Change of Control"), provided that each optionee to whom no share options have been tendered by the surviving entity on terms and provisions that substantially preserve the rights and benefits of such optionee's Options under the Plan shall have the right, prior to such Change of Control in which the Company is not the surviving entity, to exercise his or her outstanding Options in whole or in part, on the condition, however, that the Change of Control is actually effected. If the Change of Control is actually effected, such exercise shall be deemed effective (and, if applicable, the optionee shall be deemed a shareholder with respect to the Option exercised) immediately preceding the effective time of such Change of Control (on the date of record for shareholders entitled to share in the securities or property distributed in such Change of Control, if a record date is set). Notwithstanding the foregoing, in the event of a Change of Control in which the Company is not the surviving entity, the Compensation Committee shall have the right in its sole discretion to pay to each optionee possessing unexercised Options, as soon as practicable following consummation of such Change of Control, an amount equal to the fair market value of all shares purchasable (without regard to vesting provisions) under the unexercised Options LESS the exercise price of such unexercised Stock Options (the "Net Value"). Upon payment of the Net Value, all Options outstanding under the Plan shall be null and void, and the optionee shall have no further rights thereunder.

VESTING

     The 1996 Plan does not impose any specific vesting requirements.

AMENDMENT

     The 1996 Plan provides that the Board may amend the 1996 Plan at any time in such respect as the Board of Directors may deem desirable; provided that the following amendments shall require approval by the holders of a majority of the shares represented at a meeting of shareholders for which a quorum is present:
(i) to materially increase the aggregate number of shares eligible for issuance under the 1996 Plan; (ii) to materially increase the benefits accruing to participants under the 1996 Plan; or (iii) to materially modify the requirements for eligibility under the 1996 Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the federal income tax consequences of participation in the 1996 Plan is only a summary and does not purport to be complete, and differences in individual optionees' financial situations may cause federal, state and local income tax consequences of participation in the 1996 Plan to vary.

     An optionee will not recognize any income upon the grant of a Non-Qualified Stock Option. Upon exercise of the Non-Qualified Stock Option, the amount by which the fair market value of the shares transferred ("Non-Qualified Option Shares") at the time of exercise exceeds the exercise price must be treated as ordinary income received by the optionee.

     If an optionee exercises a Non-Qualified Stock Option by paying the exercise price with shares of Common Stock, the optionee will be treated as having made a nontaxable exchange of the number of shares transferred for an equal number of shares received (the "Exchange Stock"). The basis and holding period of the Exchange Stock will be the same as the basis and holding period of the stock transferred. The fair market value of all shares received in excess of the Exchange Stock (the "Excess Stock") are treated as compensation income to the optionee, and the Company generally will have a corresponding deduction to the extent the amount constitutes an ordinary and necessary business expense and is not disallowed by Section 162(m). The Excess Stock has a basis equal to the amount included in the optionee's compensation income and a holding period that begins on the date the Non-Qualified Stock Option is exercised.

     The Company generally will be entitled to deduct the amount that the optionee is required to treat as ordinary income in the Company's taxable year that ends with or within the taxable year in which the optionee recognizes such income, to the extent such amount constitutes an ordinary and necessary business expense and is not disallowed under Section 162(m).

     Upon a taxable disposition of Non-Qualified Option Shares, any amount received by the optionee in excess of the sum of (i) the exercise price and
(ii) any amount includable in income with respect to the exercise of such Non-Qualified Stock Option, will generally be treated as long-term or short-term capital gain, depending upon the holding period of the Non-Qualified Option Shares. To qualify for long-term capital gain treatment, the Non-Qualified Option Shares must have been held for more than 12 months, and to qualify for the lowest level of federal income tax on capital gains, such shares must be held for more than 18 months. If the Non-Qualified Option Shares are held for more than 12 months but not more than 18 months, the maximum federal income tax rate applicable to individuals is currently 28%, and if the Non-Qualified Option Shares are held for more than 18 months, the maximum federal income tax rate for individuals is 20%. If, upon disposition, the optionee receives an amount that is less than the fair market value of the Non-Qualified Option Shares on the exercise date, the loss will generally be treated as a long or short-term capital loss, depending upon the holding period of such Non-Qualified Option Shares.

TERMINATION OF OPTIONS

     Except as expressly provided in the Option agreements, each Option shall terminate upon the optionee's termination of employment or status as a director.

SHARES OF COMMON STOCK SUBJECT TO THE 1996 PLAN

     The 1996 Plan authorizes the granting of Non-Qualified Stock Options to optionees to purchase Common Stock. A total of 450,000 shares of Common Stock (subject to certain adjustments discussed below) have been reserved for sale upon the exercise of Options granted under the 1996 Plan. The Compensation Committee has granted options to purchase 497,000 shares under the 1996 Plan, including options to purchase 47,000 shares (the "Amendment Shares") subject to shareholder approval of the Amendment. Therefore, if the shareholders fail to approve the Amendment, those options to purchase the Amendment Shares will be cancelled.

     If an Option expires fully or partially unexercised, the shares then subject to such Option are available for later grant. Upon a change in the number of shares outstanding as a result of a declaration of a stock dividend or any recapitalization resulting in a stock split, combination or exchange of shares, there shall be a proportionate adjustment in the shares available for grant and the shares subject to outstanding Options.

CERTAIN GRANTS UNDER THE 1996 PLAN

     The Options that have been granted to the Named Executive Officers under the 1996 Plan are set forth under "Executive Compensation--Summary Compensation Table" for 1997 and 1996 in this Proxy Statement. The current executive officers as a group have been granted Options to purchase 312,000 shares of Common Stock under the 1996 Plan. As a group, current directors of the Company who are not executive officers of the Company have been granted Options to purchase 60,000 shares of Common Stock under the 1996 Plan. All employees of the Company, including all current officers who are not executive officers, as a group, have been granted Options to purchase 429,500 shares of Common Stock under the 1996 Plan.

PAYMENT OF EXERCISE PRICE

     The exercise price shall be paid solely in cash, or by check, or, if either expressly permitted by the terms of the Option, or otherwise permitted by the Compensation Committee in its sole discretion at the time of exercise, in whole or in part by delivery of shares of Common Stock which will be deemed payment of all or a portion of the exercise price in an amount equal to the fair market value of such delivered shares.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENTS TO THE 1996
PLAN.

          PROPOSAL TO APPROVE THE DIVERSIFIED CORPORATE RESOURCES, INC. 1998
                            NONQUALIFIED STOCK OPTION PLAN
                                     (PROPOSAL 3)

GENERAL

     In 1998, the Board of Directors approved, effective as of January 1, 1998, the Diversified Corporate Resources, Inc. 1998 Nonqualified Stock Option Plan (the "1998 Plan"). The purpose of the 1998 Plan is to enable the Company to be able to continue to obtain and retain the services of the types of employees, officers and directors who will contribute to the Company's long range success and to provide incentives which are linked directly to increases in share value that will inure to the benefit of all shareholders of the Company.

     The Company will register the shares (the "1998 Shares") issuable pursuant to the 1998 Plan under the 1933 Act. The 1998 Shares issued upon exercise of options after the effective date of such registration could immediately be sold in the open market subject, in the case of affiliates (as defined in Rule 144 under the 1933 Act), to compliance with the provisions of Rule 144 other than the holding period requirement.

     On April 29, 1998, the last sale price of the Common Stock on the American Stock Exchange was $13.00 per share.

     Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock present at the meeting in person or represented by proxy and entitled to vote thereon is necessary in order to approve the 1998 Plan. If the shareholders fail to approve the 1998 Plan, all options granted thereunder will be rendered null and void. Proxies will be voted for or against such approval in accordance with the specifications marked thereon and, if no specification is made, will be voted in favor of such approval.

DESCRIPTION OF THE COMPANY'S 1998 PLAN

     A copy of the 1998 Plan is attached to this Proxy statement as Exhibit A. A summary of the principal provisions of the 1998 Plan is set forth below:

     Options granted under the 1998 Plan will be stock options not intended to qualify for incentive stock option treatment ("1998 Non-Qualified Stock Options" or "1998 Options"). The 1998 Plan is not required to be qualified under
Section 401(a) of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

ELIGIBILITY AND PARTICIPATION

     Under the 1998 Plan, 1998 Non-Qualified Stock Options may be granted to employees (including officers and directors) of the Company or a parent or subsidiary of the Company (approximately 355 persons at April 29, 1998). In no case, however, may any employee be granted a 1998 Option covering more than 200,000 shares during any calendar year.

ADMINISTRATION

     The 1998 Plan is administered by the Compensation Committee of the Company or, in the absence of a Compensation Committee, by a committee composed of one or more officers of the Company selected by the Board of Directors. Subject to the provisions of the 1998 Plan, the Committee has authority to determine all terms and provisions under which 1998 Options are granted pursuant to the 1998 Plan, including, without limitation, (i) the number of shares subject to each 1998 Option, (ii) when the 1998 Option becomes exercisable, (iii) the vesting schedule for each grant, (iv) the exercise price and (v) the duration of the 1998 Option, which cannot exceed ten years.

TRANSFERABILITY

     Transferability provisions will be contained in each optionee's stock option agreement as determined by the Compensation Committee on a case-by-case basis. It is the present intent of the Compensation Committee to permit, in addition to transfers by wills and by the laws of descent and distribution, the pledging of options for the sole purpose of exercising 1998 options, subject to the limitations deemed by the Compensation Committee to be appropriate.

CHANGE IN CONTROL TRANSACTIONS

     Each Option outstanding shall terminate upon (i) a merger or consolidation in which the Company is not the surviving entity, or (ii) a sale or transfer of all or substantially all of the capital stock or assets of the Company to any entity or person that is not a parent or subsidiary and the Company is not the surviving entity (each such transaction collectively referred to as a "Change of Control"), provided that each optionee to whom no share options have been tendered by the surviving entity on terms and provisions that substantially preserve the rights and benefits of such optionee's 1998 Options under the 1998 Plan shall have the right, prior to such Change of Control in which the Company is not the surviving entity, to exercise his or her outstanding 1998 Options in whole or in part, on the condition, however, that the Change of Control is actually effected. If the Change of Control is actually effected, such exercise shall be deemed effective (and, if applicable, the optionee shall be deemed a shareholder with respect to the Option exercised) immediately preceding the effective time of such Change of Control (on the date of record for shareholders entitled to share in the securities or property distributed in such Change of Control, if a record date is set). Notwithstanding the foregoing, in the event of a Change of Control in which the Company is not the surviving entity, the Compensation Committee shall have the right in its sole discretion to pay to each optionee possessing unexercised 1998 Options, as soon as practicable following consummation of such Change of Control, an amount equal to the fair market value of all shares purchasable (without regard to vesting provisions) under the unexercised 1998 Options less the exercise price of such unexercised 1998 Options (the "Net Value"). Upon payment of the Net Value, all 1998 Options outstanding under the 1998 Plan shall be null and void, and the optionee shall have no further rights thereunder.

VESTING

     The 1998 Plan does not impose any specific vesting requirements.

AMENDMENT

     The 1998 Plan provides that the Board may amend the 1998 Plan at any time in such respect as the Board of Directors may deem desirable; provided that the following amendments shall require approval by the holders of a majority of the shares represented at a meeting of shareholders for which a quorum is present:
(i) to materially increase the aggregate number of shares eligible for issuance under the 1998 Plan; (ii) to materially increase the benefits accruing to participants under the 1998 Plan; or (iii) to materially modify the requirements for eligibility under the 1998 Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the federal income tax consequences of participation in the 1998 Plan is only a summary and does not purport to be complete, and differences in individual optionees' financial situations may cause federal, state and local income tax consequences of participation in the 1998 Plan to vary.

     An optionee will not recognize any income upon the grant of a Non-Qualified Stock Option. Upon exercise of the Non-Qualified Stock Option, the amount by which the fair market value of the shares transferred

("Non-Qualified Option Shares") at the time of exercise exceeds the exercise price must be treated as ordinary income received by the optionee.

     If an optionee exercises a Non-Qualified Stock Option by paying the exercise price with shares of Common Stock, the optionee will be treated as having made a nontaxable exchange of the number of shares transferred for an equal number of shares received (the "Exchange Stock"). The basis and holding period of the Exchange Stock will be the same as the basis and holding period of the stock transferred. The fair market value of all shares received in excess of the Exchange Stock (the "Excess Stock") are treated as compensation income to the optionee, and the Company generally will have a corresponding deduction to the extent the amount constitutes an ordinary and necessary business expense and
is not disallowed by Section 162(m).   The Excess Stock has a basis equal to the
amount included in the optionee's compensation income and a holding period that begins on the date the Non-Qualified Stock Option is exercised.

     The Company generally will be entitled to deduct the amount that the optionee is required to treat as ordinary income in the Company's taxable year that ends with or within the taxable year in which the optionee recognizes such income, to the extent such amount constitutes an ordinary and necessary business expense and is not disallowed under Section 162(m).

     Upon a taxable disposition of Non-Qualified Option Shares, any amount received by the optionee in excess of the sum of (i) the exercise price and
(ii) any amount includable in income with respect to the exercise of such Non-Qualified Stock Option, will generally be treated as long-term or short-term capital gain, depending upon the holding period of the Non-Qualified Option Shares. To qualify for long-term capital gain treatment, the Non-Qualified Option Shares must have been held for more than 12 months, and to qualify for the lowest level of federal income tax on capital gains, such shares must be held for more than 18 months. If the Non-Qualified Option Shares are held for more than 12 months but less than 18 months, the maximum federal income tax rate applicable to individuals is currently 28%, and if the Non-Qualified Option Shares are held for not more than 18 months, the maximum federal income tax rate for individuals is 20%. If, upon disposition, the optionee receives an amount that is less than the fair market value of the Non-Qualified Option Shares on the exercise date, the loss will generally be treated as a long or short-term capital loss, depending upon the holding period of such Non-Qualified Option Shares.

TERMINATION OF OPTIONS

     Except as expressly provided in the Stock Option agreements, each Option shall terminate upon the optionee's termination of employment or status as a director.

SHARES OF COMMON STOCK SUBJECT TO THE 1998 PLAN

     The 1998 Plan authorizes the granting of Non-Qualified Stock Options to optionees to purchase Common Stock. A total of 300,000 shares of Common Stock (subject to certain adjustments discussed below) have been reserved for sale upon the exercise of 1998 Non-Qualified Stock Options granted under the 1998 Plan. As of April 29, 1998 Non-Qualified Stock Options for 256,667 shares had been granted under the 1998 Plan. If a 1998 Non-Qualified Stock Option expires fully or partially unexercised, the shares then subject to such 1998 Option are available for later grant. Upon a change in the number of shares outstanding as a result of a declaration of a stock dividend or any recapitalization resulting in a stock split, combination or exchange of shares, there shall be a proportionate adjustment in the shares available for grant and the shares subject to outstanding Options.

CERTAIN GRANTS UNDER THE 1998 PLAN

     Options have been granted, subject to shareholder approval, under the 1998 Plan, to certain of the Named Executive Officers as set forth above in the "Report from the Compensation Committee." As a group, the current executive officers have been granted, subject to shareholder approval, Options to purchase 176,667 shares of Common Stock under the 1998 Plan. As a group, the current directors of the Company who are not executive officers of the Company have been granted, subject to shareholder approval, Options to purchase 60,000 shares of Common Stock under the 1998 Plan. As a group, all employees of the Company, including all current officers who are not executive officers, have been granted, subject to shareholder approval, Options to purchase 196,667 shares of Common Stock under the 1998 Plan.

PAYMENT OF EXERCISE PRICE

     The exercise price shall be paid solely in cash, or by check, or, if either expressly permitted by the terms of the Option, or otherwise permitted by the Compensation Committee in its sole discretion at the time of exercise, in whole or in part by delivery of shares of Common Stock which will be deemed payment of all or a portion of the exercise price in an amount equal to the fair market value of such delivered shares.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE 1998 PLAN.
                                    OTHER BUSINESS
                                     (PROPOSAL 4)

     At the time this Proxy Statement was published, the Board of Directors knew of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless they are directed by the proxy to do otherwise.

     With respect to business to be brought before the Annual Meeting, the Company has not received any notices from shareholders that the Company is required to include in this Proxy Statement.


                                STOCKHOLDER PROPOSALS

PROPOSALS FOR 1999 ANNUAL MEETING

     Pursuant to various rules promulgated by the SEC, any proposals of holders of Common Stock of the Company intended to be presented to the Annual Meeting of Stockholders of the Company to be held in 1999 must be received by the Company, addressed to M. Ted Dillard, President, 12801 North Central Expwy., Suite 350, Dallas, Texas 75243, no later than December 31, 1998 to be included in the Company's proxy statement and form of proxy relating to that meeting, which is tentatively scheduled for May 1999.

                                       GENERAL

     The information contained in this Proxy Statement in the sections entitled "Executive Compensation -- Report From the Board of Directors Regarding Executive Compensation" and "Comparative Total Returns" shall not be deemed incorporated by reference by any general statement incorporating by reference any information contained in this Proxy Statement into any filing under the 1933 Act, or the Exchange Act, except to the extent that the Company specifically incorporates by reference the information contained in such sections, and shall not otherwise be deemed filed under the 1933 Act or the Exchange Act.

                                             By Order of the Board of Directors,


                                             M. TED DILLARD
                                             SECRETARY

Dallas, Texas

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND WISH THEIR SHARES TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                        DIVERSIFIED CORPORATE RESOURCES, INC.

                         1998 NONQUALIFIED STOCK OPTION PLAN


                         ARTICLE I.  GENERAL PURPOSE OF PLAN

     The name of this plan is the 1998 Nonqualified Stock Option Plan (the "Plan") of Diversified Corporate Resources, Inc., a Texas corporation (the "Company"). The purpose of the Plan is to enable the Company to obtain and retain the services of the types of employees, officers and directors who will contribute to the Company's long range success, and to provide incentives which are linked directly to increases in share value which will inure to the benefit of all shareholders of the Company.

                               ARTICLE II.  DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below:

     "BOARD OF DIRECTORS" means the Board of Directors of the Company.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

     "COMMITTEE" means the Compensation Committee of the Company or, in the absence of a Compensation Committee, a committee composed of one or more officers of the Company as selected from time to time by the Board of Directors of the Company.

     "COMPANY" means Diversified Corporate Resources, Inc. (or any successor business entity) and all of its subsidiaries.

     "DATE OF GRANT" means the date on which the Board of Directors adopts a resolution expressly granting a Stock Option to a Participant.

     "ELIGIBLE PERSON" means any person who is a key employee (including officers) of the Company or entity which is the parent of, or a subsidiary of, the Company, or a director of the Company.

     "EXERCISE PRICE" means the price at which the Shares subject to a Stock Option may be purchased.

     "PARTICIPANT" means any Eligible Person selected by the Board of Directors to receive grants of Stock Options.

     "PLAN" means the Company's 1998 Nonqualified Stock Option Plan.

     "RETIREMENT" means retirement from active employment with the Company, or any parent or subsidiary of the Company.

     "SHARES" means shares of Common Stock of the Company.

     "STOCK OPTION" means any option to purchase Shares granted pursuant to the Plan.

                             ARTICLE III.  ADMINISTRATION

     SECTION 3.1  THE ADMINISTRATOR.

          a.   The Plan shall be administered by the Committee.

          b. Only the Committee shall have the power and authority to grant Stock Options to Eligible Persons, pursuant to the terms of the Plan. The Committee shall determine (i) those Eligible Persons to whom Stock Options are to be granted, (ii) the number of Shares to be made subject to each Stock Option, and (iii) the terms and conditions of each Stock Option, including, without limitation, the exercise price and the medium of payment.

          c. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants.

                       ARTICLE IV.  SHARES SUBJECT TO THE PLAN

     Subject to adjustment as herein provided, the total number of Shares reserved and available for issuance under the Plan shall be 300,000 Shares which shall consist, in whole or in part, of authorized and unissued shares of Common Stock of the Company. Shares covered by Stock Options which are forfeited or terminated for any reason, which expire unexercised, or which are exchanged for other Stock Options, shall again be available for grant hereunder. Shares received by the Company in connection with the exercise of Stock Options by delivery of other shares, or by surrender of Shares subject to such Stock Option, and shares received in connection with payment of withholding taxes, shall again be available for grant hereunder.

                               ARTICLE V.  ELIGIBILITY

     All persons who are Eligible Persons shall be eligible to be granted Stock Options hereunder subject to the limitations set forth in this Plan. Without limitation, in no case may an Eligible Person be granted a Stock Option covering more than 200,000 Shares during any calendar year.

                              ARTICLE VI.  STOCK OPTIONS

     SECTION 6.1 GENERAL. The Plan provides for the grant of Stock Options to Eligible Persons selected by the Committee for participation in the Plan. Each grant of Stock Options pursuant to the Plan shall be evidenced by a Stock Option agreement between the Participant and the Company in the form from time to time adopted by the Committee and containing such terms and conditions which the Committee deems appropriate. The provisions of the various Stock Option agreements entered into under the Plan need not be identical.

     SECTION 6.2 TERMS AND CONDITIONS OF THE STOCK OPTIONS. Each Stock Option granted pursuant to the Plan shall be evidenced by a written Stock Option agreement between the Company and the Participant, which agreement shall comply with and be subject to the following terms and conditions:

          a. NUMBER OF SHARES. Each Stock Option agreement shall state the number of Shares which may be purchased upon exercise of the Stock Option.

          b. EXERCISE PRICE. Each Stock Option agreement shall state the Exercise Price.

          c. MEDIUM AND TIME OF PAYMENT. To the extent permitted under the Texas law, as currently in effect, the Exercise Price shall be paid in full, at the time of exercise, in cash or, with the approval of the Committee, in Shares which have a fair market value equal to the Exercise Price or in a combination of cash and such Shares.

          d. RESTRICTIONS ON TRANSFER OF SHARES. Each Stock Option agreement may contain such restrictions on the transfer of Shares sold under the Plan as the Committee may determine, including, without limitation, rights of repurchase and rights of first refusal.

          e. TERM AND EXERCISE OF STOCK OPTION. Stock Options shall be exercisable over the exercise period at the times the Committee may determine, as reflected in the related Stock Option agreements. The exercise period of any Stock Option shall not exceed ten (10) years from the Date of Grant. The exercise period shall be subject to earlier termination as provided in this Plan. A Stock Option may be exercised, as to any or all full Shares as to which the Stock Option has become exercisable, by giving written notice of such exercise to the Company.

                              ARTICLE VII.  ADJUSTMENTS

     SECTION 7.1  EFFECT OF CERTAIN CHANGES.

          a. If there is any change in the number of Shares outstanding through the distribution of Shares or through a recapitalization resulting in Share splits or combinations or exchanges of the Shares outstanding, (i) the number of Shares covered by Stock Options outstanding; (ii) the number of Shares reserved and available for issuance under the Plan; and (iii) the Exercise Price in effect prior to such change shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of Shares issued; PROVIDED, that any fractional Shares resulting from the adjustment shall be eliminated.

          b. In the event of the proposed dissolution or liquidation of the Company, or in the event of any corporate separation or division, including, but not limited to, a split-up, split-off or spin-off (each, a "liquidating event"), the Committee may provide that the holder of any Stock Option then exercisable shall have the right to exercise such Stock Option subsequent to the liquidating event, at the price provided in the Stock Option agreement, for the total number of Shares to which the Stock Option relates (less the number of Shares, if any, previously purchased pursuant to the Plan), and for the balance of its term, solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such liquidating event by a holder of the number of Shares for or with respect to which such Stock Option might have been exercised immediately prior to such liquidating event; or the Committee may provide, in the alternative, that each Stock Option granted under the Plan shall terminate as of a date to be fixed by the Committee; PROVIDED, that not less than thirty (30) days written notice of the date so fixed shall be given to each Participant and if such notice is given, each Participant shall have the right, during the period of thirty (30) days preceding such termination, to exercise the Stock Option as to all or any part of the Shares covered thereby, on the condition, however, that the liquidating event actually occurs; and if the liquidating event actually occurs, such exercise shall be deemed effective (and, if applicable, the Participant shall be deemed a shareholder with respect to Stock Options exercised immediately preceding the occurrence of the liquidating event) on the date of record for shareholders entitled to share in such liquidating event, if a record date is set.

          c. Each Stock Option outstanding shall terminate upon (i) a merger or consolidation in which the Company is not the surviving entity, or (ii) a sale or transfer of all or substantially all of the capital stock or assets of the Company to any entity or person that is not a parent or subsidiary and the Company is not the surviving entity ((i) and (ii) shall be collectively referred to as a "Change of Control") provided that (A) each Participant to whom no Stock Options have been tendered by the surviving entity pursuant to the terms of item (B) immediately below shall have the right, exercisable during a ten-day period ending on the fifth business day prior to such Change of Control in which the Company is not the surviving entity, to exercise his or her Stock Option in whole or in part with respect to the total number of Shares to which the Stock Option relates (less the number of Shares, if any, previously purchased pursuant to the Plan), on the condition, however, that the Change of Control is actually effected; and if the Change of Control is actually effected, such exercise shall be deemed effective (and, if applicable, the Participant shall be deemed a shareholder with respect to the Stock Option exercised) immediately preceding the effective time of such Change of Control (on the date of record for shareholders entitled to share in the securities or property distributed in such Change of Control, if a record date is set); and (B) in its sole and absolute discretion, the surviving entity may, but shall not be obligated to, tender to any Participant share options with respect to the surviving entity, and such new share options shall contain such terms and provisions as shall substantially preserve the rights and benefits of any Stock Options then outstanding under the Plan. Notwithstanding the foregoing, in the event of a Change of Control in which the Company is not the surviving entity, the Committee shall have the right in its sole discretion to pay to each Participant possessing unexercised Stock Options, as soon as practicable following consummation of such Change of Control, an amount equal to the fair market value of all Shares purchasable (without regard to vesting provisions) under the unexercised Stock Options LESS the Exercise Price of such unexercised Stock Options (the "Net Value").

          If the Committee elects to pay each Participant the Net Value rather than grant the Participants the rights described in this Section 7.1(c), the Participants shall not be entitled to prior notice of such Change of Control. Upon payment of the Net Value, all Stock Options outstanding under this Plan shall be null and void and the Participants shall have no further rights thereunder. The Company shall have the right to withhold all applicable taxes from the Net Value prior to making payment to the Participants.

          d. Section 7.1(c) shall not apply to a Change of Control in which the Company is the surviving entity.

          e. The determination as to which party to a Change of Control is the "surviving entity" shall be made by the Board of Directors.

          f. In the event of a change in the Shares of the Company as presently constituted which is limited to a change of all of its authorized shares with par value into the same number of shares without par value, or a change in the par value, the shares resulting from any such change shall be "Shares" within the meaning of the Plan.

          g. To the extent that the foregoing adjustments relate to shares or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

          h. Except as hereinbefore expressly provided in this Article VII, no Participant shall have any rights by reason of any subdivision or consolidation of Shares or the payment of any dividend or any other increase or decrease in the number of Shares of any class or by reason of any liquidating event, Change of Control of assets or equity securities of another equity, or any other issue by the Company of shares of any class, or securities convertible into shares of any class; and except as provided in this Article VII, none of the foregoing events shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to Stock Options. The grant of a Stock Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to effect a Change of Control or to dissolve, liquidate or sell, or transfer all of part of its business or assets.

          i. Except as specifically provided in this Article VII, a Participant or a transferee of a Stock Option shall have no rights as a shareholder with respect to any Shares covered by the Stock Options until the date of the issuance of a Share certificate to him or her for such Shares, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Share certificate is issued, except as herein provided.

                       ARTICLE VIII.  AMENDMENT AND TERMINATION

     The Board of Directors may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuance shall be made which would impair the rights of the Participant under any Stock Option theretofore granted without such Participant's consent, or which without the approval of the shareholders would (a) except as provided in Article VII, materially increase the total number of Shares reserved for the purposes of the Plan, (b) materially increase the benefits accruing to Participants or Eligible Persons under the Plan, or (c) materially modify the requirements for eligibility under the Plan.

     The Board of Directors may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to the terms of the Plan, no such amendment shall impair the rights of any holder without his or her consent.

                           ARTICLE IX.  GENERAL PROVISIONS

     SECTION 9.1  GENERAL PROVISIONS.

          a. The Committee may require each person purchasing Shares pursuant to the Plan to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

          b. All certificates for Shares delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable.

     SECTION 9.2 OTHER COMPENSATION ARRANGEMENTS. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific areas.

     SECTION 9.3 TERMINATION OF EMPLOYMENT. Except as herein provided or in any Stock Option agreement, no Stock Option may be exercised unless the Participant is then in the employ of the Company, or any parent or any subsidiary of the Company, and unless he or she has remained continuously so employed since the Date of Grant. If the employment or services of a Participant shall terminate, unless otherwise provided in the Stock Option agreement, all Stock Options previously granted to the Participant shall terminate on the date notice is given or received regarding such termination. Nothing in the Plan or in any Stock Option granted pursuant to the Plan shall confer upon an employee any right to continue in the employ of the Company, or any parent or any subsidiary of the Company, or interfere in any way with the right of the Company to terminate such employment at any time.

     SECTION 9.4 NONTRANSFERABILITY OF STOCK OPTIONS. Except as otherwise provided in any Stock Option agreement, Stock Options granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and Stock Options may be exercised, during the lifetime of the Participant, only by the Participant or by his or her guardian or legal representative.

     SECTION 9.5 REGULATORY MATTERS. Each Stock Option agreement shall provide that no Shares shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel, and (b) if required to do so by the Company, the Participant shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require.

     SECTION 9.6 DELIVERY. Upon exercise of a Stock Option granted under this Plan, the Company shall issue a Share certificate on the date of exercise, which will be delivered to the Participant exercising the Stock Option as promptly as practicable thereafter.

     SECTION 9.7 OTHER PROVISIONS. The Stock Option agreements authorized under the Plan may contain such other provisions not inconsistent with the Plan, including, without limitation, restrictions upon the exercise of the Stock Option, as the Board of Directors may deem advisable.

                        ARTICLE X.  EFFECTIVE DATE OF THE PLAN

     The Plan is effective January 1, 1998, provided that the Plan, and any Stock Options granted hereunder, will be null and void ab initio unless on or before January 1, 1999 the Plan is approved by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the shareholder meeting of reference and entitled to vote on the matter in question.

                            ARTICLE XI.  TERM OF THE PLAN

     No Stock Option shall be granted pursuant to the Plan after December 31, 2007, but Stock Options theretofore granted may extend beyond that date.

                        DIVERSIFIED CORPORATE RESOURCES, INC.

               AMENDED AND RESTATED 1996 NONQUALIFIED STOCK OPTION PLAN

                         ARTICLE I.  GENERAL PURPOSE OF PLAN

     The name of this plan is the Amended and Restated 1996 Nonqualified Stock Option Plan (the "Plan") of Diversified Corporate Resources, Inc., a Texas corporation (the "Company"), which amends and restates the Diversified Corporate Resources, Inc. 1996 Nonqualified Stock Option Plan in its entirety. The purpose of the Plan is to enable the Company, to obtain and retain the services of the types of employees, officers and directors who will contribute to the Company's long range success and to provide incentives which are linked directly to increases in share value which will inure to the benefit of all shareholders of the Company.

                               ARTICLE II.  DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below:

     "BOARD OF DIRECTORS" means the Board of Directors of the Company.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

     "COMMITTEE" means the Compensation Committee of the Company or, in the absence of a Compensation Committee, a committee composed of one or more officers of the Company as selected from time to time by the Board of Directors of the Company.

     "COMPANY" means Diversified Corporate Resources, Inc. (or any successor business entity) and all of its subsidiaries.

     "DATE OF GRANT" means the date on which the Board of Directors adopts a resolution expressly granting a Stock Option to a Participant.

     "ELIGIBLE PERSON" means any person who is a key employee (including officers) of the Company or entity which is the parent of, or a subsidiary of, the Company, or a director of the Company.

     "EXERCISE PRICE" means the price at which the Shares subject to a Stock Option may be purchased.

     "PARTICIPANT" means any Eligible Person selected by the Board of Directors to receive grants of Stock Options.

     "PLAN" means the Company's Amended and Restated 1996 Nonqualified Stock Option Plan.

     "RETIREMENT" means retirement from active employment with the Company, or any parent or subsidiary of the Company.

     "SHARES" means shares of Common Stock of the Company.

     "STOCK OPTION" means any option to purchase Shares granted pursuant to the Plan.

                             ARTICLE III.  ADMINISTRATION

     SECTION 3.1  THE ADMINISTRATOR.

          a.   The Plan shall be administered by the Committee.

          b. Only the Committee shall have the power and authority to grant Stock Options to Eligible Persons, pursuant to the terms of the Plan. The Committee shall determine (i) those Eligible Persons to whom Stock Options are to be granted, (ii) the number of Shares to be made subject to each Stock Option, and (iii) the terms and conditions of each Stock Option, including, without limitation, the exercise price and the medium of payment.

          c. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants.

                       ARTICLE IV.  SHARES SUBJECT TO THE PLAN

     SECTION 4.1 SHARES SUBJECT TO THE PLAN. Subject to adjustment as herein provided, the total number of Shares reserved and available for issuance under the Plan shall be 450,000 Shares which shall consist, in whole or in part, of authorized and unissued shares of Common Stock of the Company.

     SECTION 4.2 UNEXERCISED SHARE OPTIONS. To the extent that any Stock Options expire or are otherwise terminated without being exercised, the Shares underlying such Stock Options shall again be available for issuance in connection with future Stock Options granted under the Plan.

                               ARTICLE V.  ELIGIBILITY

     All persons who are Eligible Persons shall be eligible to be granted Stock Options hereunder subject to the limitations set forth in this Plan.

                              ARTICLE VI.  STOCK OPTIONS

     SECTION 6.1 GENERAL. The Plan provides for the grant of Stock Options to Eligible Persons selected by the Committee for participation in the Plan. Each grant of Stock Options pursuant to the Plan shall be evidenced by a Stock Option agreement between the Participant and the Company in the form from time to time adopted by the Committee and containing such terms and conditions which the Committee deems appropriate. The provisions of the various Stock Option agreements entered into under the Plan need not be identical.

     SECTION 6.2 TERMS AND CONDITIONS OF THE STOCK OPTIONS. Each Stock Option granted pursuant to the Plan shall be evidenced by a written Stock Option agreement between the Company and the Participant, which agreement shall comply with and be subject to the following terms and conditions:

          a. NUMBER OF SHARES. Each Stock Option agreement shall state the number of Shares which may be purchased upon exercise of the Stock Option.

          b. EXERCISE PRICE. Each Stock Option agreement shall state the Exercise Price.

          c. MEDIUM AND TIME OF PAYMENT. To the extent permitted under the Texas law, as currently in effect, the Exercise Price shall be paid in full, at the time of exercise, in cash or, with the approval of the Committee, in Shares which have a fair market value equal to the Exercise Price or in a combination of cash and such Shares.

          d. RESTRICTIONS ON TRANSFER OF SHARES. Each Stock Option agreement may contain such restrictions on the transfer of Shares sold under the Plan as the Committee may determine, including, without limitation, rights of repurchase and rights of first refusal.

          e. TERM AND EXERCISE OF STOCK OPTION. Stock Options shall be exercisable over the exercise period at the times the Committee may determine, as reflected in the related Stock Option agreements. The exercise period of any Stock Option shall not exceed ten (10) years from the Date of Grant. The exercise period shall be subject to earlier termination as provided in this Plan. A Stock Option may be exercised, as to any or all full Shares as to which the Stock Option has become exercisable, by giving written notice of such exercise to the Company.

                              ARTICLE VII.  ADJUSTMENTS

     SECTION 7.1  EFFECT OF CERTAIN CHANGES.

          a. If there is any change in the number of Shares outstanding through the distribution of Shares or through a recapitalization resulting in Share splits or combinations or exchanges of the Shares outstanding, (i) the number of Shares covered by Stock Options outstanding; (ii) the number of Shares reserved and available for issuance under the Plan; and (iii) the Exercise Price in effect prior to such change shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of Shares issued; provided, that any fractional Shares resulting from the adjustment shall be eliminated.

          b. In the event of the proposed dissolution or liquidation of the Company, or in the event of any corporate separation or division, including, but not limited to, a split-up, split-off or spin-off (each, a "liquidating event"), the Committee may provide that the holder of any Stock Option then exercisable shall have the right to exercise such Stock Option subsequent to the liquidating event, at the price provided in the Stock Option agreement, for the total number of Shares to which the Stock Option relates (less the number of Shares, if any, previously purchased pursuant to the Plan), and for the balance of its term, solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such liquidating event by a holder of the number of Shares for or with respect to which such Stock Option might have been exercised immediately prior to such liquidating event; or the Committee may provide, in the alternative, that each Stock Option granted under the Plan shall terminate as of a date to be fixed by the Committee; provided, that not less than thirty (30) days written notice of the date so fixed shall be given to each Participant and if such notice is given, each Participant shall have the right, during the period of thirty (30) days preceding such termination, to exercise the Stock Option as to all or any part of the Shares covered thereby, on the condition, however, that the liquidating event actually occurs; and if the liquidating event actually occurs, such exercise shall be deemed effective (and, if applicable, the Participant shall be deemed a shareholder with respect to Stock Options exercised immediately preceding the occurrence of the liquidating event) on the date of record for shareholders entitled to share in such liquidating event, if a record date is set.

          c. Each Stock Option outstanding shall terminate upon (i) a merger or consolidation in which the Company is not the surviving entity, or (ii) a sale or transfer of all or substantially all of the capital stock or assets of the Company to any entity or person that is not a parent or subsidiary and the Company is not the surviving entity ((i) and (ii) shall be collectively referred to as a "Change of Control") provided that (A) each Participant to whom no Stock Options have been tendered by the surviving entity pursuant to the terms of item (B) immediately below shall have the right, exercisable during a ten-day period ending on the fifth business day prior to such Change of Control in which the Company is not the surviving entity, to exercise his or her Stock Option in whole or in part with respect to the total number of Shares to which the Stock Option relates (less the number of Shares, if any, previously purchased pursuant to the Plan), on the condition, however, that the Change of Control is actually effected; and if the Change of Control is actually effected, such exercise shall be deemed effective (and, if applicable, the Participant shall be deemed a shareholder with respect to the Stock Option exercised) immediately preceding the effective time of such Change of Control (on the date of record for shareholders entitled to share in the securities or property distributed in such Change of Control, if a record date is set); and (B) in its sole and absolute discretion, the surviving entity may, but shall not be obligated to, tender to any Participant share options with respect to the surviving entity, and such new share options shall contain such terms and provisions as shall substantially preserve the rights and benefits of any Stock Options then outstanding under the Plan. Notwithstanding the foregoing, in the event of a Change of Control in which the Company is not the surviving entity, the Committee shall have the right in its sole discretion to pay to each Participant possessing unexercised Stock Options, as soon as practicable following consummation of such Change of Control, an amount equal to the fair market value of all Shares purchasable (without regard to vesting provisions) under the unexercised Stock Options LESS the Exercise Price of such unexercised Stock Options (the "Net Value").

          If the Committee elects to pay each Participant the Net Value rather than grant the Participants the rights described in this Section 7.1(c), the Participants shall not be entitled to prior notice of such Change of Control. Upon payment of the Net Value, all Stock Options outstanding under this Plan shall be null and void and the Participants shall have no further rights thereunder. The Company shall have the right to withhold all applicable taxes from the Net Value prior to making payment to the Participants.

          d. Section 7.1(c) shall not apply to a Change of Control in which the Company is the surviving entity.

          e. The determination as to which party to a Change of Control is the "surviving entity" shall be made by the Board of Directors.

          f. In the event of a change in the Shares of the Company as presently constituted which is limited to a change of all of its authorized shares with par value into the same number of shares without par value, or a change in the par value, the shares resulting from any such change shall be "Shares" within the meaning of the Plan.

          g. To the extent that the foregoing adjustments relate to shares or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

          h. Except as hereinbefore expressly provided in this Article VII, no Participant shall have any rights by reason of any subdivision or consolidation of Shares or the payment of any dividend or any other increase or decrease in the number of Shares of any class or by reason of any liquidating event, Change of Control of assets or equity securities of another equity, or any other issue by the Company of shares of any class, or securities convertible into shares of any class; and except as provided in this Article VII, none of the foregoing events shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to Stock Options. The grant of a Stock Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to effect a Change of Control or to dissolve, liquidate or sell, or transfer all of part of its business or assets.

          i. Except as specifically provided in this Article VII, a Participant or a transferee of a Stock Option shall have no rights as a shareholder with respect to any Shares covered by the Stock Options until the date of the issuance of a Share certificate to him or her for such Shares, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Share certificate is issued, except as herein provided.

                       ARTICLE VIII.  AMENDMENT AND TERMINATION

     The Board of Directors may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuance shall be made which would impair the rights of the Participant under any Stock Option theretofore granted without such Participant's consent, or which without the approval of the shareholders would (a) except as provided in Article VII, materially increase the total number of Shares reserved for the purposes of the Plan, (b) materially increase the benefits accruing to Participants or Eligible Persons under the Plan, or (c) materially modify the requirements for eligibility under the Plan.

     The Board of Directors may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to the terms of the Plan, no such amendment shall impair the rights of any holder without his or her consent.

                           ARTICLE IX.  GENERAL PROVISIONS

     SECTION 9.1  GENERAL PROVISIONS.

          a. The Committee may require each person purchasing Shares pursuant to the Plan to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

          b. All certificates for Shares delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable.

     SECTION 9.2 OTHER COMPENSATION ARRANGEMENTS. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific areas.

     SECTION 9.3 TERMINATION OF EMPLOYMENT. Except as herein provided or in any Stock Option agreement, no Stock Option may be exercised unless the Participant is then in the employ of the Company, or any parent or any subsidiary of the Company, and unless he or she has remained continuously so employed since the Date of Grant. If the employment or services of a Participant shall terminate, unless otherwise provided in the Stock Option agreement, all Stock Options previously granted to the Participant shall terminate on the date notice is given or received regarding such termination. Nothing in the Plan or in any Stock Option granted pursuant to the Plan shall confer upon an employee any right to continue in the employ of the Company, or any parent or any subsidiary of the Company, or interfere in any way with the right of the Company to terminate such employment at any time.

     SECTION 9.4 NONTRANSFERABILITY OF STOCK OPTIONS. Stock Options granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and Stock Options may be exercised, during the lifetime of the Participant, only by the Participant or by his or her guardian or legal representative.

     SECTION 9.5 REGULATORY MATTERS. Each Stock Option agreement shall provide that no Shares shall be purchased or sold thereunder unless and until
(a) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel, and (b) if required to do so by the Company, the Participant shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require.

     SECTION 9.6 DELIVERY. Upon exercise of a Stock Option granted under this Plan, the Company shall issue a Share certificate on the date of exercise, which will be delivered to the Participant exercising the Stock Option as promptly as practicable thereafter.

     SECTION 9.7 OTHER PROVISIONS. The Stock Option agreements authorized under the Plan may contain such other provisions not inconsistent with the Plan, including, without limitation, restrictions upon the exercise of the Stock Option, as the Board of Directors may deem advisable.

                        ARTICLE X.  EFFECTIVE DATE OF THE PLAN

     The Plan became effective as of December 27, 1996, the date as of which the Plan was adopted by the Board of Directors.

                            ARTICLE XI.  TERM OF THE PLAN

     No Stock Option shall be granted pursuant to the Plan after December 27, 2006 but Stock Options theretofore granted may extend beyond that date.

                                   FIRST AMENDMENT
                                        TO THE
                        DIVERSIFIED CORPORATE RESOURCES, INC.
               AMENDED AND RESTATED 1996 NONQUALIFIED STOCK OPTION PLAN

     This First Amendment to the Diversified Corporate Resources, Inc. Amended and Restated 1996 Stock Option Plan ("Plan") made and entered into effective as of the 13th day of November, 1997.

                                 W I T N E S S E T H:

     WHEREAS, Diversified Corporate Resources, Inc. ("Company") established the Plan effective December 27, 1996; and

     WHEREAS, the Board of Directors ("Board") has the right under Article VIII to amend the Plan at any time and in any respect, except that some amendments are subject to the approval of shareholders; and

     WHEREAS, the Board has determined that it will better serve the interests of the Company if the Plan is amended (i) to increase the number of Shares subject to grant under the Plan by 50,000, principally in order to provide sufficient Shares to satisfy all of the Stock Options granted under the Plan, and (ii) to authorize the Compensation Committee to exercise its discretion in setting the transferability limitations (and to amend existing Stock Option agreements) with respect to each Stock Option granted under the Plan; and

     WHEREAS, such amendments require the concurrence and approval of the shareholders of the Company; and

     WHEREAS, the Board has authorized the President, acting at the direction and on behalf of the Board, to evidence the Board's action by executing this First Amendment.

     NOW THEREFORE, The Plan Is Hereby Amended As Follows:

     I. Article IV is amended effective November 13, 1997 by deleting "450,000" and substituting therefore "500,000".

     II. Section 9.4 is amended effective November 13, 1997 by adding to the first sentence thereof the words "Except as otherwise provided in any Stock Option agreement,"

     IN WITNESS WHEREOF, the undersigned has executed this First Amendment as of this 29th day of April, 1998, but effective as of November 13, 1997; provided, however, without limitation, that this Amendment, and the portion of any Stock Options granted under the Plan to

                                       AAA-1
the minimum extent it requires the effectiveness of this First Amendment, will be null and void ab initio unless, on or before November 13, 1998, this First Amendment is approved by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the shareholder meeting of reference and entitled to vote on the matter in question.

                         DIVERSIFIED CORPORATE RESOURCES, INC.

                         BY:
                            ---------------------------------------------------
                         NAME:
                            ---------------------------------------------------
                         TITLE:
                            ---------------------------------------------------


                                       AAA-2

                        DIVERSIFIED CORPORATE RESOURCES, INC.
               PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, JUNE 10, 1998
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints J. Michael Moore and M. Ted Dillard, or either of them, with full power of substitution, as Proxies to vote all stock of Diversified Corporate Resources, Inc. (the "Company") owned by the undersigned at the Annual Meeting of Shareholders to be held in Dallas, Texas on June 10, 1998, upon such business as may properly come before the meeting or any adjournment(s) thereof, including the following items as set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged.


1. Proposal to elect as Directors of the Company the following persons to hold office until the next annual election of Directors by shareholders or until their successors have been duly elected and qualified.

     / /       FOR all nominees listed
               (except as marked below to the contrary)

     / /       WITHHOLD AUTHORITY to vote for all nominees listed

     J. Michael Moore         A. Clinton Allen         Samuel E. Hunter
     M. Ted Dillard           Deborah A. Farrington

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)




     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

2. Approval of the amendment to the Company's Amended and Restated 1996 Nonqualified Stock Option Plan, amended to increase the number of shares from 450,000 to 500,000 and to modify the transferability provisions contained therein.

     []   FOR            []   AGAINST             []   ABSTAIN

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE DIVERSIFIED CORPORATE RESOURCES, INC. AMENDED AND RESTATED 1996 NONQUALIFIED STOCK OPTION PLAN.

3. Approval of the Diversified Corporate Resources, Inc., 1998 Nonqualified Stock Option Plan.

     []   FOR            []   AGAINST             []   ABSTAIN


     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE DIVERSIFIED CORPORATE RESOURCES, INC., 1998 NONQUALIFIED STOCK OPTION PLAN.


4. In their discretion, the Proxies are authorized to vote upon such other matters and business as may properly come before the meeting.

     []   FOR            []   AGAINST             []   ABSTAIN


     Your signature(s) on this proxy form should be exactly as your name or names appear on this proxy. If the stock is held jointly, each holder should sign. If signing as attorney, executor, administrator, trustee, guardian or other fiduciary or representative capacity, please set forth your full title.
If a corporation, please sign in full corporate name as president or other authorized officer. If a partnership, please sign in the partnership's name by authorized person. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated:                , 1998.
       ---------------                       -----------------------------------
                                                         (Signature)

                                             -----------------------------------
                                                 (Signature if held jointly)

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS FOR PROPOSALS 1, 2, AND 3 AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN PROPOSAL 4.